EXHIBIT 4.40
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                   THE TELEWEST 2000 ALL EMPLOYEE SHARE SCHEME

                               DATE ADOPTED: 2000

                            INLAND REVENUE REFERENCE:
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                                TABLE OF CONTENTS

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PART 1: GENERAL REQUIREMENTS.................................................................................1

1.       Definitions And Interpretation......................................................................1

2.       All-Employee Nature of Scheme.......................................................................2

3.       Eligibility.........................................................................................2

4.       Limits..............................................................................................3

5.       Issue of Shares.....................................................................................4

6.       Alterations And Additions...........................................................................4

7.       Miscellaneous.......................................................................................4

PART 2: FREE SHARES..........................................................................................6

8.       Maximum Annual Award................................................................................6

9.       Participation On The Same Terms.....................................................................6

10.      Performance Allowances: General.....................................................................6

11.      Performance Allowances: Method One..................................................................7

12.      Performance Allowances: Method Two..................................................................8

13.      The Holding Period..................................................................................8

PART 3: PARTNERSHIP SHARES..................................................................................10

14.      Partnership Share Agreements.......................................................................10

15.      Partnership Share Money Held For Participant.......................................................11

16.      No Accumulation Period.............................................................................11

17.      Scheme With Accumulation Period....................................................................12

18.      Application Of Money Deducted In Accumulation Period...............................................12

19.      Restriction Imposed On Number Of Shares Awarded....................................................13

20.      Stopping And Re-Starting Deductions................................................................13

21.      Withdrawal From Partnership Share Agreement........................................................14

22.      Repayment Of Partnership Share Money On Withdrawal Of Scheme Approval Or Termination Of
         Scheme.............................................................................................14

23.      Access To Partnership Shares.......................................................................14

24.      Meaning Of "Salary"................................................................................14

PART 4: MATCHING SHARES.....................................................................................15

25.      General Requirements For Matching Shares...........................................................15

26.      Ratio Of Matching Shares To Partnership Shares.....................................................15

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                                TABLE OF CONTENTS

                                   (continued)

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27.      Application Of Provisions Relating To Holding Period Etc...........................................15

PART 5: REINVESTMENTS OF CASH DIVIDENDS.....................................................................16

28.      Reinvestment.......................................................................................16

29.      Limit On Amount Reinvested.........................................................................16

30.      General Requirements For Dividend Shares...........................................................16

31.      Acquisition Of Dividend Shares.....................................................................17

32.      Holding Period For Dividend Shares.................................................................17

33.      Certain Amounts Not Reinvested To Be Carried Forward...............................................17

PART 6: PROVISION FOR FORFEITURE............................................................................18

34.      Permitted Restrictions: Provision For Forfeiture...................................................18

PART 7: TRUSTEES............................................................................................19

35.      Duties Of Trustees.................................................................................19

36.      Meeting Paye Obligations...........................................................................19
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                                       ii
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                   THE TELEWEST 2000 ALL EMPLOYEE SHARE SCHEME

                                     PART 1

                              GENERAL REQUIREMENTS



1.       DEFINITIONS AND INTERPRETATION

1.1      In this Scheme, unless the context otherwise requires:-

         "Accounting Period" means a period in respect of which the profit and loss account and balance sheet of the Company are required to be made up pursuant to section 277 of the Companies Act 1985;

         "the Board" means the board of directors of the Company or a committee appointed by them;

         "the Company" means Telewest Communications plc (registered in England and Wales No. 2983307);

         "Free Shares" means shares to be appropriated to Participants without payment;

         "the London Stock Exchange" means London Stock Exchange Limited;

         "Matching Shares" means shares to be appropriated to Participants without payment in proportion to the Partnership Shares acquired by them;

         "Participant" means an individual to whom Free Shares or Matching Shares have been appropriated, or on whose behalf Partnership Shares have been acquired, under the Scheme;

         "Participating Company" means the Company or any Subsidiary to which the Board has resolved that this Scheme shall for the time being extended;

         "Partnership Shares" means shares to be acquired on behalf of Participants out of sums deducted from their salary;

         "Schedule 8" means Schedule 8 to the Finance Act 2000;

         "Subsidiary" means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 840 of the Taxes Act 1988);

         "the Taxes Act 1988" means the Income and Corporation Taxes Act 1988;

         "the Trust Deed" means the trust instrument intended to be made following the adoption of this Scheme by the Company in connection with the operation of this Scheme;

         "the Trustees" means the trustees or trustee for the time being of the Trust Deed;

         and expressions not otherwise defined herein have the same meanings as they have in Schedule 8 to the Finance Act 2000.

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1.2      Any reference in this Scheme to shares shall be a reference to shares that satisfy paragraphs 59 to 67 inclusive of Schedule 8 and any reference in this Scheme to Scheme shares shall be construed in accordance with the definition of "plan shares" in paragraph 130 (1) of
         Schedule 8.

1.3 Any reference in this Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.4 Expressions in italics are for guidance only and do not form part of this Scheme.

2.       ALL-EMPLOYEE NATURE OF SCHEME

2.1      Every employee of a Participating Company who -

         2.1.1    meets the requirements mentioned in Rule 3 below, and

         2.1.2 is chargeable to tax under Case I of Schedule E in respect of the employment by reference to which he satisfies the condition in Rule 3 below,

         shall be invited to participate in this Scheme.

2.2 Subject to Rules 9.2 and 11.2 every employee who is invited to participate in this Scheme shall be invited to participate on the same terms and those who do participate shall do so on the same terms.

2.3 Participating Companies shall not be selected so that the Scheme has or is likely to have the effect of conferring benefits wholly or mainly:

         2.3.1    on directors; or

         2.3.2    on employees receiving higher levels of remuneration.

3.       ELIGIBILITY

3.1 Subject to Rule 3.4 below, an individual may only participate in an award of shares under this Scheme if (and only if):-

         3.1.1 he is at the relevant time an employee of a Participating Company and he satisfies the conditions specified in Rule 3.2 below, or

         3.1.2 he is at the relevant time an employee of a Participating Company and is nominated by the Board for this purpose.

3.2      The conditions referred to in Rule 3.1.1 above are that the individual:

         3.2.1 shall at all times during the qualifying period have been an employee of a Participating Company, and

         3.2.2 was at the relevant time chargeable to tax in respect of his employment under Case I of Schedule E.

3.3      For the purposes of Rule 3.2 above:-


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         3.3.1    the relevant time is, in the case of Free Shares, the time such shares are appropriated and, in the case of Matching Shares or Partnership Shares, the time the partnership share money relating to such shares is deducted or first deducted (and, in the case of Matching Shares, the deduction of partnership share money "relating" to such shares is the deduction relating to the Partnership Shares to which the Matching Shares relate);

         3.3.2 the qualifying period is the period of [18 months] ending at the relevant time, or such other period ending at the relevant time as the Board may determine which satisfies the requirements of paragraph 14 of Schedule 8.

         3.3.3 Chapter I of Part XIV of the Employment Rights Act 1996 shall have effect, with any necessary changes, for ascertaining the length of the period during which an individual shall have been an employee and whether he shall be an employee at all times during the period.

3.4 An individual shall not be eligible to have Free Shares or Matching Shares appropriated to him or to acquire Partnership Shares at any time if:

         3.4.1 he is at that time ineligible to have shares so appropriated to him by virtue of paragraph 15 of Schedule 8 (the "no material interest" requirement) or paragraph 16 of Schedule 8 (the requirement of non-participation in other relevant share schemes);

         3.4.2 he has been given notice of dismissal for misconduct from the employment by virtue of which he would but for this Rule be eligible to participate in this Scheme (or has given notice of resignation from such employment in order to avoid such dismissal).

4.       LIMITS

4.1 No shares shall be issued to the Trustees under this Scheme in the period of 5 calendar years beginning with the year 2000 or any successive period of 5 years which would, at the time they are issued, cause the aggregate of:

         4.1.1 the number of shares issued under this Scheme in that period, and

         4.1.2 the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under any other employees' share scheme adopted by the Company, to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.2 No shares shall be issued to the Trustees under this Scheme in any year which would, at the time they are issued, cause the aggregate of:-

         4.2.1 the number of shares issued under this Scheme in the period of 10 calendar years ending with that year, and

         4.2.2 the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that


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                  period otherwise than in pursuance of options, under any other employees' share scheme adopted by the Company,

         to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

5.       ISSUE OF SHARES

5.1 Subject to Rule 4, the price at which shares in the Company may be issued under this Scheme shall, if shares of the same class are quoted in the London Stock Exchange Daily Official List, be not less than the middle-market quotation of shares of that class (as derived from that List) on a dealing day falling within the period of 14 days ending with the date on which the shares are issued, but not falling before the dealing day next following the date of announcement by the Company of its final results for the Accounting Period in question.

5.2 All shares allotted under this Scheme shall rank equally in all respects with shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment.

6.       ALTERATIONS AND ADDITIONS

6.1 Subject to Rule 6.2 below, the Board may at any time alter this Scheme in any respect (having regard to the fact that, if such an alteration is made at a time when this Scheme is approved by the Inland Revenue under Schedule 8, the approval will not thereafter have effect unless the Inland Revenue have previously approved the alteration).

6.2 Subject to Rule 6.3 below, no alteration to the advantage of the persons who may participate or are participating in this Scheme shall be made under Rule 6.1 above to Rules 3 or 4 without the prior approval by ordinary resolution of the members of the Company in general meeting.

6.3 Rule 6.2 above shall not apply to any minor alteration to benefit the administration of this Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, any Participating Company or the Trustees.

7.       MISCELLANEOUS

7.1 The rights and obligations of any individual under the terms of his employment with the Company or a Subsidiary shall not be affected by his participation in this Scheme or any right which he may have to participate in it, and an individual who participates in it shall waive all and any rights to compensation or damages in consequence of the termination of his employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under this Scheme as a result of such termination.

7.2 Except where required by law, no money or money's worth received by any individual under this Scheme shall form part of his remuneration for any purpose whatsoever.

7.3 In the event of any dispute or disagreement as to the interpretation of this Scheme, or as to any question or right arising from or related to this Scheme, the decision of the Board shall be final and binding upon all persons.


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7.4      Any notice or other communication under or in connection with this
         Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is an employee of the Company or a Subsidiary, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his employment.















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                                     PART 2

                                   FREE SHARES



8.       MAXIMUM ANNUAL AWARD

8.1 The initial market value of the Free Shares awarded to a Participant in any tax year must not exceed (pound)3,000 or such other limit as may be permitted by Schedule 8 from time to time and for this purpose:

         8.1.1 the "initial market value" of shares means their market value (as defined in paragraph 125 of Schedule 8) on the date on which they are appropriated; and

         8.1.2 the market value of shares subject to restrictions or risk of forfeiture (within the meaning of paragraph 24(3) of Schedule
                  8) shall be determined as if there were no such restriction or risk.

9.       PARTICIPATION ON THE SAME TERMS

9.1 Rule 2.2 (participation on the same terms) is infringed by the appropriation of Free Shares by reference to factors other than those mentioned in Rule 9.2:

9.2 Subject to Rule 9.3, Free Shares may be awarded by reference to an employee's:-

         9.2.1    remuneration;

         9.2.2    length of service; or

         9.2.3    hours worked

9.3 Where the awarding of Free Shares is by reference to more than one of the factors mentioned in Rule 9.2 then:-

         9.3.1 each factor shall give rise to a separate entitlement related to the level of remuneration, length of service or (as the case may be) hours worked; and

         9.3.2 the total entitlement shall be the sum of those separate entitlements.

10.      PERFORMANCE ALLOWANCES: GENERAL

10.1 The Board may in its discretion determine that performance allowances shall apply to any award of Free Shares, that is for:-

         10.1.1   whether or not Free Shares will be awarded to an individual;
                  or

         10.1.2   the number or value of Free Shares awarded

         to be conditional on performance targets being met.

10.2 If performance allowances apply to an award of Free Shares such allowances shall apply to all qualifying employees in relation to that award.



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10.3     Performance measures and performance targets shall:

         10.3.1   be based on business results or other objective criteria, and

         10.3.2 be fair and objective measures of the performance of the units to which they are or may be applied; and

         10.3.3 be set for performance units comprising one or more employees (provided that an employee shall not be a member of more than one performance unit).

10.4 If performance awards are to be made, the Company shall as soon as reasonably practicable:

         10.4.1 notify each employee participating in the award of the performance measures which will be used to determine the number or value of Free Shares awarded to him; and

         10.4.2 notify all qualifying employees of any Participating Company, in general terms, of the performance measures to be used to determine the number or value of Free Shares to be awarded to each employee participating in the award.

         provided that the Company may exclude from such notice any information the disclosure of which the Company reasonably considers would prejudice commercial confidentiality.

10.5 If performance allowances apply to an award of Free Shares then the requirements of either Rule 11 or Rule 12 should be compiled with.

11.      PERFORMANCE ALLOWANCES: METHOD ONE

11.1 Subject to Rule 11.2 the following requirements shall be satisfied in relation to an award of Free Shares:

         11.1.1 at least 20% of the shares in the award shall be awarded without reference to performance;

         11.1.2 the remaining shares shall be awarded by reference to performance and;

         11.1.3 the highest number of shares within Rule 11.1.2 awarded to an individual shall not be more than four times the highest number of shares within Rule 11.1.1 awarded to an individual and if Free Shares of different classes are awarded, these requirements shall apply separately in relation to each class.

11.2 Rule 2.2 shall apply to shares awarded pursuant to Rule 11.1 as follows:

         11.2.1 Rule 2.2 shall apply to shares awarded pursuant to Rule 11.1.1 and these shares shall be treated as a separate award of shares for these purposes;

         11.2.2 Rule 2.2 shall not apply to shares awarded pursuant to Rule 11.1.2.



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12.      PERFORMANCE ALLOWANCES: METHOD TWO

12.1 The following requirements shall be satisfied in relation to an award of Free Shares:

         12.1.1 some or all of the shares shall be awarded by reference to performance; and

         12.1.2 the awarding of shares to qualifying employees who are members of the same performance unit shall meet the requirements of Rule 2.2 and, for these purposes, the Free Shares awarded in respect of each performance unit are treated as a separate award of Free Shares.

13.      THE HOLDING PERIOD

13.1 The Board shall in its discretion specify a period ("the holding period") during which a Participant is bound by contract with the
         Company:

         13.1.1 to permit his Free Shares to remain in the hands of the Trustees, and

         13.1.2 not to assign, charge or otherwise dispose of his beneficial interest in the Free Shares provided that the Participants obligations with respect to the holding period (which are subject to Rules 19.5 and 36 and paragraph 121(5) of Schedule
                  8) shall terminate if during the period he ceases to be in relevant employment.

13.2     The holding period:

         13.2.1 must be a period of at least three years; but not more than five years, beginning with the date on which the Free Shares in question are awarded to the Participant; and

         13.2.2   must be the same in respect of all shares in the same award.

13.3 The Board may specify different holding periods from time to time provided that the Board may not increase the holding period specified in respect of Free Shares that have been awarded under the Scheme.

13.4 The Board shall notify each Participant to whom Free Shares are appropriated of the holding period applicable to those shares.

13.5     A Participant may during the holding period direct the Trustees:

         13.5.1 to accept an offer for any of his Free Shares ("the original shares") if the acceptance or agreement will result in a new holding being equated with the original shares for the purposes of capital gains tax; or

         13.5.2 to accept an offer of a qualifying corporate bond within the meaning of section 117 of the Taxation of Chargeable Gains Act 1992 (whether alone or with other assets or cash or both) for his Free Shares if the offer forms part of such a general offer as is mentioned in Rule 13.5.3; or

         13.5.3 to accept an offer of cash, with or without other assets, for his Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his or of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the


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                  offer will have control of that company, within the meaning of section 416 of the Taxes Act 1988; or

         13.5.4 to agree to a transaction affecting his Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

                  (a) all the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

                  (b) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under Schedule 8.











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                                     PART 3

                               PARTNERSHIP SHARES



14.      PARTNERSHIP SHARE AGREEMENTS

14.1 Qualifying employees shall enter into an agreement with the Company ("partnership share agreement") under which:

         14.1.1 the employee authorises the Company to deduct part of his salary for the purchase of Partnership Shares; and

         14.1.2 the Company undertakes to arrange for Partnership Shares to be awarded to the employee in accordance with the rules of this Scheme and any reference to "salary" in Rule 14 shall be construed within the meaning of paragraph 48 of Schedule 8.

14.2 Each partnership share agreement will be given effect by deductions from the qualifying employee's salary and, for the purposes of this Scheme, any amounts so deducted are referred to as "partnership share money".

14.3     Subject to Rule 14.4, the partnership share agreement shall specify:

         14.3.1   what amounts are to be deducted; and

         14.3.2   at what intervals

         provided that such amounts and intervals may be varied with the consent of the Company and the Participant.

14.4 Subject to Rule 14.5, the amount of partnership share money deducted from a Participant's salary must not exceed:

         14.4.1 (pound)125 in any month (or such other maximum amount as may for the time being be permitted by paragraph 36(l)(a) of
                  Schedule 8); or

         14.4.2 where the salary is not paid at monthly intervals, such amount as bears to (pound)125 the same proportion as the pay interval in question bears to one month (or such other maximum amount as may for the time being be permitted by paragraph 36(l)(b) of Schedule 8).

14.5 The amount of partnership share money deducted from a Participant's salary shall not exceed 10% of the Participant's salary, meaning:

         14.5.1 if there is no accumulation period (as provided in Rule 16 below), 10% of the salary payment from which the deduction is made;

         14.5.2 if there is an accumulation period (as provided in Rule 17 below), 10% of the total of the salary payments made to the Participant over that period.

14.6 The Board may set lower limits than those specified in Rules 14.4 and 14.5.



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

14.7 Any amount deducted in excess of that allowed by Rules 14.4 and 14.5 above, or any lower limit set by the Board for the purposes of this Scheme pursuant to Rule 14.6, shall be paid over to the relevant employee as soon as practicable.

14.8 The Board may specify that the amount to be deducted in pursuance of a partnership share agreement in any month must not be less than a minimum amount (the minimum amount shall not be greater than (pound)10 or such other minimum amount as may for the time being be permitted by paragraph 37(2) of Schedule 8).

14.9 The partnership share agreement shall contain a notice in a prescribed form containing prescribed information as to the possible effect of deductions on an employee's entitlement to social security benefits, statutory sick pay and statutory maternity pay and for these purposes "prescribed" means prescribed by regulations made by the Board of the Inland Revenue.

15.      PARTNERSHIP SHARE MONEY HELD FOR PARTICIPANT

15.1 Subject to Rules 16.4, 18.4 and 18.5 (obligations to pay money to employee) partnership share money shall be paid to the Trustees as soon as practicable and held by them on behalf of the Participant until such time as it is applied by them in acquiring Partnership Shares on the Participant's behalf.

15.2 References in this Scheme to the Trustees acquiring Partnership Shares on behalf of a Participant include their appropriating to a Participant shares already held by them.

15.3 The Trustees shall keep any money required to be held by them under this Scheme in an account (interest bearing or otherwise) with:

         15.3.1   an institution authorised under the Banking Act 1987;

         15.3.2   a building society; or

         15.3.3   a relevant European institution.

15.4 If the partnership share money held on behalf of a Participant is held in an interest bearing account, the Trustees shall account to the Participant for the interest.

16.      NO ACCUMULATION PERIOD

16.1 If the Company does not specify an accumulation period under Rule 17 below, partnership share money must be applied by the Trustees in acquiring Partnership Shares on behalf of the Participant on the acquisition date.

16.2 For the purposes of this Rule 16, "the acquisition date" means the date set by the Trustees in relation to the award of Partnership Shares, being a date within 30 days after the last date on which the partnership share money to be applied in acquiring the shares was deducted.

16.3 The number of shares awarded to each Participant shall be determined in accordance with the market value (within the meaning of paragraph 125 of Schedule 8) of the shares on the acquisition date.

16.4 Any surplus partnership share money remaining after the acquisition of shares by the Trustees:



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         16.4.1   may with the agreement of the Participant be carried forward and added to the amount of the next deduction, and

         16.4.2 in any other case must be paid over to the Participant as soon as practicable.

16.5 This Rule is subject to Rule 19 (restrictions imposed on number of shares awarded).

17.      SCHEME WITH ACCUMULATION PERIOD

17.1 The Board may specify an accumulation period not exceeding twelve months.

17.2     If the Board specifies an accumulation period under Rule 17.1 above:

         17.2.1 the partnership share agreement must specify when each accumulation period begins and ends (the beginning of the period being not later than the date on which the first deduction is made); and

         17.2.2 the accumulation period which applies in relation to each award of Partnership Shares must be the same for all individuals who are eligible to participate in the award.

17.3 Subject to Rule 17.2.2, the partnership share agreement may specify that an accumulation period comes to an end on the occurrence of a specified event.

17.4 If, during an accumulation period, a transaction occurs in relation to any of the shares ("the original holding") to be acquired under a partnership share agreement which results in a new holding of shares being equated with the original holding for the purposes of capital gains tax, then the partnership share agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding, provided the Participant gives his consent for these purposes.

18.      APPLICATION OF MONEY DEDUCTED IN ACCUMULATION PERIOD

18.1 If the Board specifies one or more accumulation periods then, subject to Rules 18.5 and 18.6, partnership share money deducted in each period shall be applied by the Trustees in acquiring Partnership Shares on behalf of the Participant on the acquisition date.

18.2 For the purposes of this Rule 18, "the acquisition date" means the date set by the Trustees in relation to the award of Partnership Shares, being a date within 30 days after the end of the accumulation period which applies in relation to the award.

18.3 The number of shares awarded to each Participant shall be determined in accordance with the lower of:

         18.3.1 the market value of the shares at the beginning of the accumulation period; and

         18.3.2   the market value of the shares on the acquisition date

         and "market value" shall be construed within the meaning of paragraph 125 of Schedule 8.

18.4 Any surplus partnership share money remaining after the acquisition of shares by the Trustees:


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

         18.4.1 may with the agreement of the Participant be carried forward to the next accumulation period; and

         18.4.2 in any other case must be paid over to the Participant as soon as practicable.

18.5 Where partnership share money has been deducted in an accumulation period and the employee ceases to be in relevant employment during that period then the partnership share money shall be paid over to the individual as soon as practicable.

18.6 The partnership share agreement may provide that, where an accumulation period comes to an end on the occurrence of a specified event, the partnership share money deducted in that period must be paid over to the individual as soon as practicable instead of being applied in acquiring shares.

18.7 This Rule 18 is subject to Rule 19 (restriction imposed on number of shares awarded).

19.      RESTRICTION IMPOSED ON NUMBER OF SHARES AWARDED

19.1 Subject to Rule 19.2, the Board may specify the maximum number of shares ("the award maximum") to be included in an award of Partnership Shares and, for these purposes, a different number may be specified in relation to different awards.

19.2     Where Rule 19.1 applies:

         19.2.1 partnership share agreements shall contain an undertaking by the Company to notify the Participant of any restriction on the number of shares to be included in an award: and

         19.2.2 such undertaking shall be given, if there is no accumulation period, before the deduction of the partnership share money related to the award and, if there is an accumulation period, before the beginning of the accumulation period relating to the award.

19.3 Where the award maximum in respect of an award of Partnership Shares is smaller than the number of shares which would otherwise be included in the award then the number of Partnership Shares included in each individual award under Rules 16.1 or 18.1 shall be reduced proportionately.

20.      STOPPING AND RE-STARTING DEDUCTIONS

20.1 A Participant may at any time give notice in writing to the Company to stop deductions in pursuance of a partnership share agreement.

20.2 A Participant who has stopped deductions may subsequently give notice in writing to the Company to re-start deductions in pursuance of a partnership share agreement, but may not make up deductions that have been missed.

20.3 Where there are one or more accumulation periods, an employee may be prevented from re-starting deductions more than once in any accumulation period.

20.4     Unless a later date is specified in the notice:



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

         20.4.1 the Company must within 30 days of receiving a notice within Rule 20.1 ensure that no further deductions are made by it under the partnership share agreement; and

         20.4.2 the Company must on receiving a notice within Rule 20.2 re-start deductions under the partnership share agreement not later than the re-start date and, for the purposes of Rule 20.4.2, "the re-start date" is the date of the first deduction due under the partnership share agreement more than 30 days after receipt of the notice within Rule 20.2.

21.      WITHDRAWAL FROM PARTNERSHIP SHARE AGREEMENT

21.1 A Participant may withdraw from a partnership share agreement at any time by notice in writing to the Company.

21.2 Unless a later date is specified in the notice, a notice of withdrawal takes effect 30 days after it is received by the Company.

21.3 Where a Participant withdraws from a partnership share agreement, any partnership share money held on the Participant's behalf shall be paid over to him as soon as practicable.

22. REPAYMENT OF PARTNERSHIP SHARE MONEY ON WITHDRAWAL OF SCHEME APPROVAL OR TERMINATION OF SCHEME

22.1 Any partnership share money held on behalf of a Participant shall be paid over to him in accordance with Rule 22.2 where:

         22.1.1 approval of the Scheme is withdrawn by the Board of the Inland Revenue under paragraph 118 of Schedule 8; or

         22.1.2 a plan termination notice is issued in respect of the Scheme under paragraph 120 of Schedule 8.

22.2     The payment shall be made:

         22.2.1 in a case within Rule 22.1.1, as soon as practicable after notice of the withdrawal is given to the Company; and

         22.2.2 in a case within Rule 22.1.1, as soon as practicable after the plan termination notice is notified to the trustees under paragraph 120(2) of Schedule 8.

23.      ACCESS TO PARTNERSHIP SHARES

23.1 When Partnership Shares have been awarded to a Participant, the Participant may at any time withdraw any or all of the Partnership Shares from the Scheme.

24.      MEANING OF "SALARY"

24.1 References to a Participant's "salary" are to such of the emoluments of the Participant's employment by reference to which he is eligible to participate in the Scheme as are liable to be paid under deduction of tax pursuant to section 203 of the Taxes Act 1988 (PAYE), after deducting amounts included by virtue of Chapter II of Part V of that Act (expenses and benefits in kind), or would be so liable apart from
         Schedule 8.


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

                                     PART 4

                                 MATCHING SHARES

25.      GENERAL REQUIREMENTS FOR MATCHING SHARES

25.1     The Matching Shares:

         25.1.1 must be shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

         25.1.2 must be awarded on the same day as the Partnership Shares to which they relate are awarded; and

         25.1.3   must be awarded to all Participants on exactly the same basis.

25.2 Rule 24.1 is subject to Rule 33 (permitted restrictions: provisions for forfeiture).

26.      RATIO OF MATCHING SHARES TO PARTNERSHIP SHARES

26.1     The partnership share agreement must specify:

         26.1.1 the ratio of Matching Shares to Partnership Shares for the time being offered by the Company; and

         26.1.2 the circumstances and manner in which the ratio may be changed by the Company.

26.2 The ratio must not exceed 2:1 and must be applied by reference to the number of shares.

26.3 A Participant who has entered into a partnership share agreement must be informed by the Company if the ratio offered by the Company changes before Partnership Shares are acquired under the agreement.

27.      APPLICATION OF PROVISIONS RELATING TO HOLDING PERIOD ETC.

27.1 The provisions of Rules 13 of Part 2 of this Scheme (holding period and related matters) apply in relation to Matching Shares as they apply to Free Shares.


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

                                     PART 5

                         REINVESTMENT OF CASH DIVIDENDS

28.      REINVESTMENT

28.1     Subject to Rule 29, where the Board so directs:

         28.1.1 all cash dividends in respect of Scheme shares held on behalf of Participants may be applied in acquiring further shares on their behalf; or

         28.1.2 all cash dividends in respect of Scheme shares held on behalf of Participants who elect to reinvest their dividends must be applied in acquiring further shares on their behalf,

         in both cases, referred to in Part 5 of this Scheme as "reinvestment" and the further Scheme shares so acquired are referred to in Parts 5.6 and 7 of this Scheme as "dividend shares".

28.2     The Board may revoke a direction made under Rule 28.1.

28.3 Where the Board does not make a direction in accordance with Rule 28.1 then the dividends shall be paid over to Participants as soon as practicable.

29.      LIMIT ON AMOUNT REINVESTED

29.1 The total dividend reinvestment in respect of any Participant shall not exceed (pound)l,500 in any tax year (or such other limit specified from time to time in paragraph 54(l) of Schedule 8).

29.2 For the purposes of Rule 29. I, "the total dividend reinvestment" in respect of a Participant is the sum of:

         29.2.1 the amount applied by the Trustees in acquiring dividend shares on behalf of the Participant under this Scheme; and

         29.2.2 the amount applied by the trustees of other employee share ownership plans (within the meaning of paragraph l(1) of Schedule 8) that are established by the Company or an associated company (within the meaning of paragraph 126 of Schedule 8) and approved under Schedule 8, in acquiring dividend shares on his behalf.

29.3 If the amounts received by the Trustees exceed the limit in Rule 29.1 the balance shall be paid over to the Participant as soon as practicable.

30.      GENERAL REQUIREMENTS FOR DIVIDEND SHARES

30.1     Dividend shares shall be shares:

         30.1.1 of the same class and carrying the same rights as the shares in respect of which the dividend is paid; and

         30.1.2   which are not subject to any provision for forfeiture.



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

31.      ACQUISITION OF DIVIDEND SHARES

31.1 In exercising their powers in relation to the acquisition of dividend shares:

         31.1.1   the Trustees shall treat Participants fairly and equally;

         31.1.2 the Trustees shall apply a cash dividend in acquiring further shares on behalf of Participants on the acquisition date;

         31.1.3 the number of dividend shares acquired on behalf of each Participant shall be determined in accordance with the market value (within the meaning of paragraph 125 of Schedule 8) of the shares on the acquisition date.

31.2 For the purposes of Rule 31.1.2, "the acquisition date" means the date set by the Trustees in relation to the acquisition of dividend shares, being a date within 30 days after the dividend is received by them.

31.3 References to the Trustees acquiring dividend shares on behalf of a Participant include the Trustees appropriating to a Participant shares already held by the Trustees.

32.      HOLDING PERIOD FOR DIVIDEND SHARES

32.1 The provisions of Rule 13 of Part 2 of this Scheme (holding period and related matters) apply in relation to dividend shares as they apply to Free Shares, except that the holding period must be three years.

33.      CERTAIN AMOUNTS NOT REINVESTED TO BE CARRIED FORWARD

33.1     Any amount that is not reinvested:

         33.1.1 because the amount of the cash dividend to which the Participant is entitled is not sufficient to acquire a share; or

         33.1.2 because there is an amount remaining after acquiring one or more dividend shares on the Participant's behalf,

         may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested, but shall be held by them so as to be separately identifiable for the purposes of Rules 33.2 and 33.3.

33.2 Any amount retained under this paragraph shall be paid over to the Participant as soon as practicable:

         33.2.1 if or to the extent that it is not reinvested within the period of three years beginning with the date on which the dividend was paid, or

         33.2.2 if during that period the Participant ceases to be in relevant employment, or

         33.2.3 if during that period a plan termination notice is issued in respect of the Scheme.

33.3 For the purposes of this Rule 33 an amount carried forward under this Rule 33 derived from an earlier cash dividend is treated as reinvested before an amount derived from a later cash dividend.


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

                                     PART 6

                            PROVISION FOR FORFEITURE

34.      PERMITTED RESTRICTIONS: PROVISION FOR FORFEITURE

34.1 A Participant shall cease to be beneficially entitled to the Free Shares or Matching Shares appropriated to that Participant on:

         34.1.1 the Participant ceasing to be in relevant employment at any time in the forfeiture period, or

         34.1.2 in the case of Matching Shares, on the participant withdrawing the Partnership Shares in respect of which these shares were awarded from the Scheme within the forfeiture period,

         otherwise than by reason of an event within paragraph 87(2) of Schedule 8 (circumstances in which there is no charge to tax on shares ceasing to be subject to plan).

34.2 In Rule 34.1 "the forfeiture period" means the forfeiture period specified by the Board being a period of not more than three years beginning with the date on which the shares were awarded to the Participant.

34.3 Forfeiture may not be linked to the performance of any person or persons.

34.4 The same provision for forfeiture must apply in relation to all Free or Matching Shares included in the same award under the Scheme.










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

                                     PART 7

                                  THE TRUSTEES

35.      DUTIES OF TRUSTEES

35.1     The Trustees shall be resident in the United Kingdom and shall:

         35.1.1 in the case of Free or Matching Shares, acquire shares and appropriate then to employees in accordance with this Scheme;

         35.1.2 in the case of Partnership Shares, apply partnership share money in acquiring shares on behalf of employees in accordance with the Scheme; and

         35.1.3 in the case of dividend shares, to apply cash dividends in acquiring shares on behalf of participants in accordance with the Scheme.

36.      MEETING PAYE OBLIGATIONS

36.1 Where a PAYE obligation is imposed on the Trustees as a result of any of a Participant's Scheme shares ceasing to be subject to the Scheme, the Trustees shall meet that obligation:

         36.1.1 by disposing of any of those shares or any of the Participant's remaining Scheme shares (if any); or

         36.1.2 by virtue of the Participant paying to the Trustees a sum equal to the amount required to discharge the obligation.

36.2 In Rule 36.1 the reference to a PAYE obligation includes an obligation under paragraph 95 of Schedule 8 (PAYE: shares ceasing to be subject to the plan) and in Rule 36.1.1 the reference to disposing of shares includes the acquisition of the shares by the Trustees for the purposes of the trust.

                                                        CLIFFORD CHANCE
                                                        200 Aldersgate Street
                                                        London EC1A 4JJ



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